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CHS Reports Fiscal Year 2024 Net Income of $1.1 Billion

Results Reflect Cyclical World Energy and Ag Markets
Company Intends to Return $600 Million Cash to Owners in Fiscal Year 2025

ST. PAUL, MINN. (Nov. 6, 2024) - CHS Inc., the nation's leading agribusiness cooperative, today reported net income of $1.1 billion for the fiscal year ended Aug. 31, 2024, compared to $1.9 billion for fiscal year 2023.

Key highlights for fiscal year 2024 financial results include:
•Consolidated revenues of $39.3 billion for fiscal year 2024 compared to $45.6 billion for fiscal year 2023, a change attributed to lower commodity prices.
•Financial performance remained solid across segments, although down from historically strong results, including record earnings in the prior year.
•Evolving market conditions, including less favorable refining margins, led to weaker Energy segment results compared to fiscal year 2023.
•Ag segment earnings declined from the prior year due to softening oilseed crush margins and global conditions that drove down margins for U.S. grain exports.
•Equity method investments continued to perform well, with our CF Nitrogen investment being the largest contributor.

“Our earnings for fiscal year 2024 were solid, thanks to the support of our owners and customers around the world. CHS intends to return $600 million in cash patronage and equity redemptions to our farmer-owners and member cooperatives in fiscal year 2025, as we continue to share profits with those that work with us to empower agriculture and help feed people around the globe,” said Jay Debertin, president and CEO.

“We remain committed to strategically investing in strengthening our grain, agronomy and energy supply chains to provide end-to-end value and enhance market access for U.S. growers,” said Debertin. “As our industry navigates a challenging market environment, CHS is focused on efficiency and managing costs while still enhancing customer experience and driving growth on behalf of our owners."

Fiscal Year 2024 Business Segment Results

Energy
Pretax earnings of $429.1 million in fiscal year 2024 represent a $646.4 million decrease versus the prior year and reflect:
•A substantial reduction in refined fuels earnings due to the negative impact of industry trends on refining margins and less favorable pricing of heavy Canadian crude oil
•Reduced costs for renewable energy credits, which partially offset the impact of unfavorable market conditions

Ag

Pretax earnings of $342.7 million represent a $69.1 million decrease versus the prior year and reflect:
•Weaker crush margins due to an increased global supply of canola and soybean meal and oil, partially offset by operational and logistical efficiencies at CHS oilseed crush plants
•Improved margins and higher volumes for wholesale and retail agronomy products
•Compressed margins in the grain and oilseed product category due to global market conditions

Nitrogen Production
Pretax earnings of $151.2 million represent a $109.5 million decrease versus the prior year. The reduction in equity method income is due to lower global prices of urea and UAN, produced and sold by CF Nitrogen, our joint venture with CF Industries, which were partly offset by decreased natural gas costs.

Corporate and Other
Pretax earnings of $174.8 million represent a $84.9 million decrease versus the prior year and reflect less favorable market conditions for oil-based food products produced by the Ventura Foods joint venture.

CHS Inc. Earnings*
by Segment
(in thousands $)

	Years Ended August 31,
	2024	2023
Energy	$429,053	$1,075,443
Ag	342,677	411,808
Nitrogen Production	151,235	260,760
Corporate and Other	174,822	259,768
Income before income taxes	1,097,787	2,007,779
Income tax (benefit) expense	(4,872)	107,655
Net income	1,102,659	1,900,124
Net income (loss) attributable to noncontrolling interests	340	(314)
Net income attributable to CHS Inc.	$1,102,319	$1,900,438

*Earnings is defined as income (loss) before income taxes.

CHS Inc. (www.chsinc.com) creates connections to empower agriculture. As a leading global agribusiness and the largest farmer-owned cooperative in the United States, CHS serves customers in 65 countries and employs approximately 10,000 people worldwide. We provide critical crop inputs, market access and risk management services that help farmers feed the world. Our diversified agronomy, grains, foods and energy businesses recorded revenues of approximately $39 billion in fiscal year 2024. CHS is committed to reducing our impact on the planet, finding and developing new solutions in agriculture and energy, and investing in ways to build a better future for our owners, customers, employees and communities.

This document and other CHS Inc. publicly available documents contain, and CHS officers and representatives may from time to time make, "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, financial condition and results of operations, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward-looking statements are discussed or identified in CHS filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10-K for the fiscal year ended August 31, 2024. These factors may include: changes in commodity prices; the impact of government policies, mandates, regulations and trade agreements; global and regional political, economic, legal and other risks of doing business globally; the ongoing war between Russia and Ukraine; the escalation of conflict in the Middle East; the impact of inflation; the impact of epidemics, pandemics, outbreaks of disease and other adverse public health developments; the impact of market acceptance of alternatives to refined petroleum products; consolidation among our suppliers and customers; nonperformance by contractual counterparties; changes in federal income tax laws or our tax status; the impact of compliance or noncompliance with applicable laws and regulations; the impact of any governmental investigations; the impact of environmental liabilities and litigation; actual or perceived quality, safety or health risks associated with our products; the impact of seasonality; the effectiveness of our risk management strategies; business interruptions, casualty losses and supply chain issues; the impact of workforce factors; our funding needs and financing sources; financial institutions’ and other capital sources’ policies concerning energy-related businesses; technological improvements that decrease the demand for our agronomy and energy products; our ability to complete, integrate and benefit from acquisitions, strategic alliances, joint ventures, divestitures and other nonordinary course-of-business events; security breaches or other disruptions to our information technology systems or assets; the impact of our environmental, social and governance practices, including failures or delays in achieving our strategies or expectations related to climate change or other environmental matters; the impairment of long-lived assets; the impact of bank failures; and other factors affecting our businesses generally. Any forward-looking statements made by CHS in this document are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise except as required by applicable law.